For Immediate Release

Contact:	Mike Morache — President and CEO Larry Betterley — Sr. VP and CFO Steve Schuster — VP and Treasurer 952.832.1000
PLATO Learning, Inc. Reports
Fourth Quarter and Fiscal Year 2005 Results
Quarter Includes Restructuring and Asset Impairment Charges of $16.1 Million
MINNEAPOLIS, MN — December 13, 2005 — PLATO Learning, Inc. (NASDAQ: TUTR), a leading provider of K—adult computer-based and e-learning solutions, today announced revenues for its fourth quarter ended October 31, 2005, totaling $33.7 million. This is an $8.7 million or a 21% decrease from the $42.4 million reported for the comparable period of fiscal 2004. The revenue decline was in line with expectations announced on September 1, 2005, and was due to low sales productivity, caused by changes in sales processes, procedures and organization during the year, and by attrition of sales personnel.
Net loss for the fourth quarter of 2005 was $(13.9) million, or $(0.59) per diluted share, as compared to net earnings of $2.2 million, or $0.09 per diluted share, for the same period of 2004. Net earnings, excluding restructuring and other charges and asset impairment charges totaling $16.1 million, were $2.2 million, or $0.09 per diluted share (a non-GAAP measure), for the fourth quarter of 2005.
Gross margin was 23.1% for the fourth quarter versus 62.6% in the fourth quarter of 2004. Fourth quarter 2005 gross profit includes $13.2 million of asset impairment charges of certain capitalized product development and purchased technology assets. These charges were primarily due to changes in the Company’s product strategy and to lower expected future revenues for some purchased technology assets. Gross margin, excluding these charges (a non-GAAP measure), gross margin was 62.3%, similar to last year’s fourth quarter. Lower subscription gross margins, resulting from additional, non-recurring royalty fees incurred in the quarter and from lower subscription revenue, were offset by higher service gross margins generated by higher service revenues and service cost reductions.

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Operating expenses, excluding restructuring and other charges of $2.9 million, declined 18.3% for the quarter from 2004. The decrease resulted from cost reduction actions initiated throughout 2005, realignment of service resources from sales support to billable activities, and reduced variable costs associated with reduced revenue.
Restructuring and other charges for the quarter primarily include severance costs of $2.2 million for workforce reductions, and facility and other costs of $0.7 million. Charges of $1.1 million were incurred for actions taken in the Company’s U.K. operation and $1.8 million were incurred from actions in the United States and Canada.
Revenues for the year ended October 31, 2005, were $121.8 million, a 14% decrease from 2004. Net loss for the year was $(27.7) million, or $(1.18) per diluted share, compared to a net loss of $(1.8) million, or $(0.08) per diluted share in 2004. Net loss, excluding restructuring and other charges and asset impairment charges totaling $19.2 million, was $(8.5) million, or $(0.36) per diluted share (a non-GAAP measure) for the year ended October 31, 2005. Restructuring and other charges of $6.0 million for the year primarily include severance payments, facility closing costs, and amounts paid to terminated executives under employment agreements.
Mike Morache, PLATO Learning President and CEO, said, “This has been a turnaround year for PLATO Learning. Many of the systems and processes needed to sustain a growing profitable business had not been previously established. We worked diligently throughout 2005 to put the essential processes in place and to create plans for future success. Now that this is accomplished, we look forward to moving aggressively to grow our leadership position in the education market.”
“In 2005, we made some difficult decisions. Our work force was reduced and in some areas is being replaced with employees well suited for the new business direction, especially in our sales and development organizations. A thorough assessment of our products and development projects was completed and a new roadmap was developed to make our product offerings the strongest in the industry. Restructuring and asset impairment charges were incurred as a result of these actions, but we are exiting 2005 as a much healthier and more focused company,” said Morache.
The Company highlighted additional key financial information for the fourth quarter of 2005:
•	Earnings Before Interest Taxes Depreciation and Amortization (EBITDA), excluding restructuring and other charges and asset impairment charges (a non-GAAP measure), were $7.0 million for the quarter, compared to $8.3 million for the same period in 2004.

•	Cash and cash equivalents and marketable securities were $47.1 million at October 31, 2005, compared to $38.9 million at July 31, 2005, and $45.5 million at October 31, 2004.

•	Deferred revenue was $40.4 million at October 31, 2005, versus $41.9 million at July 31, 2005, and $51.6 million at October 31, 2004.
Fiscal year 2006 financial guidance:
The Company expects increased order growth in 2006 of 15% to 20% over 2005, as a result of increased sales productivity and new product introduction. Revenue growth, however, is not expected to be greater than 4% over 2005, due to several factors. Much of the order growth is expected to be from sales of new products introduced later in 2006 and from sales of subscription products that are recognized as revenue over time rather than up front. International revenues will decline due to the downsizing of the Company’s U.K. operation. In addition, the Company has decided to participate in the Supplemental Educational Services market by providing its products to other service providers, rather than providing the services directly, which will reduce service revenues.

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Total gross margin for the year is expected to be between 62% and 64%, depending on product mix, as cost reductions and pricing controls established during 2005 will be in place for the entire year in 2006, and due to lower amortization expense as a result of 2005 asset impairment charges. Operating expenses, excluding restructuring and other charges, should decline; however much of the decline will be offset by approximately $2.0 million of stock-based compensation expense, as the Company adopts FASB Statement No. 123(R). Restructuring charges, resulting from actions taken in 2005 that were not accruable at that time, are expected to be less than $1.0 million. The tax provision is expected to be $600,000 higher than the expected amount calculated using a 40% tax rate, due to tax deductible goodwill from a previous acquisition that creates a deferred tax liability that cannot be offset against deferred tax assets.
The Company expects to be profitable for the full year 2006. Cash and investments are expected to decline, as investments in product development will be increased to accelerate release of new products. Spending on capitalized product development projects is expected to range from $19.0 to $23.0 million, depending on the timing of those projects.
Use of Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release exclude the impact of 2005 restructuring and other charges and asset impairment charges from our operating results, as well as present EBITDA. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We view these non-GAAP financial measures to be helpful in assessing the Company’s ongoing operating results. In addition, these non-GAAP financial measures facilitate our internal comparisons to historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency related to supplemental information we use in our financial and operational analysis. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.
Quarterly Conference Call
A conference call to discuss this announcement is scheduled for today at 3:45 p.m. (CT). The dial-in number for this call is 1.800.230.1085 in the U.S. and Canada and 1.612.288.0318 for international calls. Please call 10 minutes prior to the start of the call and inform the operator you are participating in PLATO Learning’s quarterly earnings call. Should you be unable to attend the live conference call, a recording will be available to you from 7:15 p.m. (CT) on December 13, 2005, through midnight on December 20, 2005. To access the recording, call 1.800.475.6701 in the U.S. and Canada and 1.320.365.3844 internationally. At the prompt, enter pass code number 800449.

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Additionally, investors have the opportunity to listen to the conference call over the Internet through PLATO Learning’s web site at http://www.plato.com/aboutus/investor_calls.asp.
About PLATO Learning
PLATO Learning, Inc. is a leading provider of computer-based and e-learning instruction for kindergarten through adult learners, offering curricula in reading, writing, math, science, social studies, and life and job skills. The Company also offers innovative online assessment and accountability solutions and standards-based professional development services. With over 6,000 hours of objective-based, problem-solving courseware, plus assessment, alignment and curriculum management tools, we create standards-based curricula that facilitate learning and school improvement.
PLATO Learning, Inc. is a publicly held company traded as TUTR on the NASDAQ. PLATO Learning educational software delivered via networks, CD-ROM, the Internet, and private intranets, is primarily marketed to K—12 schools and colleges. The Company also sells to job training programs, correctional institutions, military education programs, corporations, and individuals.
PLATO Learning is headquartered at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, 952.832.1000 or 800.869.2000. The Company has offices throughout the United States, Canada, and the United Kingdom, as well as international distributors in Puerto Rico, South Africa, and the United Arab Emirates. For more information, please visit http://www.plato.com.
This announcement includes forward-looking statements. PLATO Learning has based these forward-looking statements on its current expectations and projections about future events. Although PLATO Learning believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. PLATO Learning undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward looking statements made are subject to the risks and uncertainties as those described in the Company’s Annual Report on Form 10-K for the year ended October 31, 2004. Actual results may differ materially from anticipated results.
® PLATO is a registered trademark of PLATO Learning, Inc. PLATO Learning is a trademark of PLATO Learning, Inc.

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PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2005	2004	2005	2004
Revenues:
License fees	$15,728	$24,385	$57,803	$80,078
Subscriptions	4,547	5,073	17,997	20,718
Services	11,798	9,093	38,342	30,030
Other	1,608	3,869	7,662	10,975

Total revenues	33,681	42,420	121,804	141,801

Cost of revenues:
License fees	3,051	5,107	12,353	15,060
Subscriptions	3,341	1,984	9,576	7,506
Services	4,683	4,846	21,809	17,373
Other	1,631	3,916	7,876	10,614
Impairment charges	13,194	—	13,194	—

Total cost of revenues	25,900	15,853	64,808	50,553

Gross profit	7,781	26,567	56,996	91,248

Operating expenses:
Sales and marketing	11,740	15,711	49,996	61,586
General and administrative	4,227	5,022	18,420	19,469
Product development	1,726	1,131	5,646	5,973
Amortization of intangibles	1,075	1,111	4,322	4,308
Restructuring and other charges	2,904	—	6,025	—

Total operating expenses	21,672	22,975	84,409	91,336

Operating income (loss)	(13,891)	3,592	(27,413)	(88)
Interest income	395	134	1,026	432
Interest expense	(1)	(22)	(90)	(122)
Other income (expense), net	12	89	(350)	(20)

Earnings (loss) before income taxes	(13,485)	3,793	(26,827)	202
Income tax expense	410	1,580	860	2,030

Net earnings (loss)	$(13,895)	$2,213	$(27,687)	$(1,828)

Earnings (loss) per share:
Basic	$(0.59)	$0.10	$(1.18)	$(0.08)

Diluted	$(0.59)	$0.09	$(1.18)	$(0.08)

Weighted average common shares outstanding:
Basic	23,550	23,050	23,381	22,637

Diluted	23,550	23,468	23,381	22,637

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except per share amounts)

	October 31,	October 31,
	2005	2004

ASSETS

Current assets:
Cash and cash equivalents	$46,901	$29,235
Marketable securities	213	12,615
Accounts receivable, net	22,768	41,852
Inventories, net	4,026	2,683
Other current assets	6,351	6,777

Total current assets	80,259	93,162
Long-term marketable securities	—	3,608
Equipment and leasehold improvements, net	5,711	7,946
Product development costs, net	14,753	17,116
Goodwill	71,865	71,267
Identified intangible assets, net	22,505	39,432
Other assets	2,235	213

Total assets	$197,328	$232,744

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,938	$5,196
Accrued employee salaries and benefits	7,772	8,772
Accrued liabilities	8,933	6,383
Deferred revenue	35,218	43,042

Total current liabilities	54,861	63,393
Long-term deferred revenue	5,213	8,533
Deferred income taxes	1,931	1,322
Other liabilities	496	46

Total liabilities	62,501	73,294

Stockholders’ equity:
Common stock	236	231
Additional paid in capital	166,295	162,956
Treasury stock at cost	(205)	(205)
Accumulated deficit	(30,537)	(2,850)
Accumulated other comprehensive loss	(962)	(682)

Total stockholders’ equity	134,827	159,450

Total liabilities and stockholders’ equity	$197,328	$232,744

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Twelve Months Ended
	October 31,
	2005	2004
Operating activities:
Net loss	$(27,687)	$(1,828)

Adjustments to reconcile net loss to net cash provided by operating activities:
Realization of acquired deferred tax assets	—	1,422
Deferred income taxes	628	608
Impairment charges	13,194	—
Amortization of capitalized product development costs	7,272	6,941
Amortization of identified intangible and other noncurrent assets	8,352	7,648
Depreciation and amortization of equipment and leasehold improvements	3,393	3,358
Provision for doubtful accounts	1,245	2,305
Stock-based compensation	39	217
Loss on disposal of equipment	289	53
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	17,839	4,786
Inventories	(1,343)	(22)
Other current and long-term assets	(1,846)	(1,986)
Accounts payable	(2,258)	(164)
Other current and long-term liabilities	1,863	(4,183)
Deferred revenue	(11,144)	7,838

Total adjustments	37,523	28,821

Net cash provided by operating activities	9,836	26,993

Investing activities:
Acquisitions, net of cash acquired	—	2,460
Capitalized product development costs	(9,440)	(9,238)
Purchases of equipment and leasehold improvements	(1,400)	(3,615)
Purchases of marketable securities	(9,474)	(13,176)
Sales and maturities of marketable securities	25,559	741

Net cash provided by (used in) investing activities	5,245	(22,828)

Financing activities:
Net proceeds from issuance of common stock	2,764	1,941
Repurchase of common stock	—	(205)
Repayments of capital lease obligations	(225)	(239)

Net cash provided by financing activities	2,539	1,497

Effect of currency exchange rate changes on cash and cash equivalents	46	(261)

Net increase in cash and cash equivalents	17,666	5,401
Cash and cash equivalents at beginning of period	29,235	23,834
Cash and cash equivalents at end of period	$46,901	$29,235

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Revenues	Three Months Ended			Twelve Months Ended
($000's)	October 31,			October 31,
	2005	2004	% Change	2005	2004	% Change
License fees	$15,728	$24,385	-36%	$57,803	$80,078	-28%
Subscriptions	4,547	5,073	-10%	17,997	20,718	-13%
Services	11,798	9,093	30%	38,342	30,030	28%
Other	1,608	3,869	-58%	7,662	10,975	-30%

	$33,681	$42,420	-21%	$121,804	$141,801	-14%

Operating Expenses	Three Months Ended October 31,
($000's)	2005		2004
		% of		% of
		Revenue		Revenue	% Change
Total operating expenses	$21,672	64%	$22,975	54%	-6%
Restructuring and other charges	(2,904)		—

Operating expenses before restructuring and other charges	$18,768	56%	$22,975	54%	-18%

	Twelve Months Ended October 31,
	2005		2004
		% of		% of
		Revenue		Revenue	% Change
Total operating expenses	$84,409	69%	$91,336	64%	-8%
Restructuring and other charges	(6,025)		—

Operating expenses before restructuring and other charges	$78,384	64%	$91,336	64%	-14%

Reconciliation of GAAP Earnings (Loss) Per
Share to Non-GAAP Earnings (Loss) Per Share	Three Months Ended		Twelve Months Ended
Before Impairment, Restructuring and Other Charges	October 31,		October 31,
($000’s, except per share amounts)	2005	2004	2005	2004

Net earnings (loss)	$(13,895)	$2,213	$(27,687)	$(1,828)
Add back impairment charges	13,194	—	13,194	—
Add back restructuring and other charges	2,904	—	6,025	—

Net earnings (loss) before impairment, restructuring and other charges	$2,203	$2,213	$(8,468)	$(1,828)

Earnings (loss) per share before impairment, restructuring and other charges-
Basic	$0.09	$0.10	$(0.36)	$(0.08)

Diluted	$0.09	$0.09	$(0.36)	$(0.08)

Weighted average common shares outstanding -
Basic	23,550	23,050	23,381	22,637

Diluted	23,687	23,468	23,381	22,637

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Order Size	Three Months Ended October 31,
($000's)	2005		2004		% Change
	Number	Value	Number	Value	Number	Value
$100 to $249	38	$5,598	28	$4,335	36%	29%
$250 or greater	8	3,692	20	15,470	-60%	-76%

	46	$9,290	48	$19,805	-4%	-53%

	Twelve Months Ended October 31,
	2005		2004		% Change
	Number	Value	Number	Value	Number	Value
$100 to $249	115	$17,518	150	$22,304	-23%	-21%
$250 or greater	39	18,385	63	45,013	-38%	-59%

	154	$35,903	213	$67,317	-28%	-47%

Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP
EBITDA (excluding impairment, restructuring and other charges)
($000’s)

					Twelve Months
					Ended
	Q4-2005	Q3-2005	Q2-2005	Q1-2005	October 31, 2005
Net earnings (loss)	$(13,895)	$(311)	$(2,954)	$(10,527)	$(27,687)
Income taxes	410	150	150	150	860
Interest expense	1	46	28	15	90
Depreciation and amortization	4,374	5,074	4,585	4,984	19,017
Impairment charges	13,194	—	—	—	13,194
Restructuring and other charges	2,904	200	632	2,289	6,025

	$6,988	$5,159	$2,441	$(3,089)	$11,499

					Twelve Months
					Ended
	Q4-2004	Q3-2004	Q2-2004	Q1-2004	October 31, 2004
Net earnings (loss)	$2,213	$6,724	$(3,230)	$(7,535)	$(1,828)
Income taxes	1,580	150	150	150	2,030
Interest expense	22	28	37	35	122
Depreciation and amortization	4,481	4,388	4,623	4,455	17,947
Impairment charges	—	—	—	—	—
Restructuring and other charges	—	—	—	—	—

	$8,296	$11,290	$1,580	$(2,895)	$18,271